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                                  EXHIBIT 21

                            OFFSHORE LOGISTICS, INC.

                Subsidiaries of the Registrant at March 31, 1998
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                                                                                         Percentage
                                                        Place of                         of Voting
                   Company                            Incorporation                     Stock Owned
                   -------                            -------------                     -----------
Air Logistics of Alaska, Inc...................           Alaska                            100%
Air Logistics, L.L.C...........................           Louisiana                         100%
Aircopter Maintenance International, Inc.......           Panama                             49%
Airlog International, Inc......................           Panama                            100%
Airlog Part Sales, Inc.........................           Louisiana                         100%
Brilog Leasing Limited.........................           Cayman Islands                    100%
Bristow Aviation Holdings Limited..............           England                            49%
Bristow Helicopters Australia Pty. Ltd.........           Australia                          49% *
Bristow Helicopters International Limited......           England                            49%
Bristow Helicopters Limited....................           England                            49%
Bristow Helicopters Nigeria Limited............           Nigeria                            40% *
Bristow Helicopter Group Limited...............           England                            49%
Grasso Corporation.............................           Delaware                          100%
Guaranty Financial International, N.A..........           Netherlands Antilles               49%
Heliflight Services, Inc.......................           Texas                              49%
Heliservicio Campeche S.A. de C.V..............           Mexico                             49%
Hemisco Helicopters International,  Inc........           Panama                             49%
Medic Systems International, Inc...............           Panama                            100%
Medic Systems, Inc.............................           Delaware                          100%
Offshore Logistics International, Inc..........           Panama                            100%
Offshore Logistics Management Services, Inc....           Louisiana                         100%
Petroleum Air Services.........................           Egypt                              25%

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*  percentage owned by Bristow Helicopters Limited